EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-140854 on Form S-8 of Bolt Technology Corporation (the “Company”), as amended by Post-Effective Amendment No. 1, of our reports dated September 10, 2008 relating to our audits of the consolidated financial statements and the financial statement schedule and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Bolt Technology Corporation for the year ended June 30, 2008.

/s/ McGladrey & Pullen, LLP

Stamford, Connecticut

September 10, 2008